EXHIBIT 23.1


                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated January 26, 2000 relating to the financial statements, which appears in LendingTree, Inc.'s Registration Statement on Form S-1. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 28, 2000